Exhibit (d)(16)

APPENDIX A

TO INVESTMENT MANAGEMENT AGREEMENT

Ivy Funds VIP Global Natural Resources

Ivy Funds VIP International Core Equity

Ivy Funds VIP Micro Cap Growth

Ivy Funds VIP Mortgage Securities

Ivy Funds VIP Pathfinder Moderate–Managed Volatility

Ivy Funds VIP Pathfinder Moderately Aggressive–Managed Volatility

Ivy Funds VIP Pathfinder Moderately Conservative–Managed Volatility

Ivy Funds VIP Real Estate Securities

Ivy Funds VIP Small Cap Value

On April 15, 2009, Ivy Funds VIP International Value ceased to be sub-advised; on April 1, 2010 Ivy Funds VIP Mortgage Securities merged into Ivy Funds VIP Bond and Ivy Funds VIP Small Cap Value ceased to be sub-advised; on April 30, 2010, Ivy Funds VIP International Value changed its name to Ivy Funds VIP International Core Equity; Amended and Effective May 22, 2013 with respect to addition of Ivy Funds VIP Pathfinder Moderate–Managed Volatility, Ivy Funds VIP Pathfinder Moderately Aggressive–Managed Volatility and Ivy Funds VIP Pathfinder Moderately Conservative–Managed Volatility.

Exhibit (d)(16)

APPENDIX B

TO INVESTMENT MANAGEMENT AGREEMENT

IVY FUNDS VARIABLE INSURANCE PORTFOLIOS FEE SCHEDULE

FEE SCHEDULE

A cash fee computed each day on net asset value for each Fund at the annual rates listed below:

Global Natural Resources

Net Fund Assets	Fee

Up to $500 million	1.00%
Over $500 million and up to $1 billion	0.85%
Over $1 billion and up to $2 billion	0.83%
Over $2 billion and up to $3 billion	0.80%
Over $3 billion	0.76%

International Core Equity
Net Fund Assets	Fee
Up to $1 billion	0.85%
Over $1 billion and up to $2 billion	0.83%
Over $2 billion and up to $3 billion	0.80%
Over $3 billion	0.76%

Micro Cap Growth
Net Fund Assets	Fee

Up to $1 billion	0.95%
Over $1 billion and up to $2 billion	0.93%
Over $2 billion and up to $3 billion	0.90%
Over $3 billion	0.86%

Pathfinder Moderate–Managed Volatility
Net Fund Assets	Fee

Up $500 million	0.20%
Over $500 million and up to $1 billion	0.17%
Over $1 billion	0.15%

Pathfinder Moderately Aggressive–Managed Volatility
Net Fund Assets	Fee

Up $500 million	0.20%
Over $500 million and up to $1 billion	0.17%
Over $1 billion	0.15%

Pathfinder Moderately Conservative–Managed Volatility
Net Fund Assets	Fee

Up $500 million	0.20%
Over $500 million and up to $1 billion	0.17%
Over $1 billion	0.15%

Real Estate Securities
Net Fund Assets	Fee

Up to $1 billion	0.90%
Over $1 billion and up to $2 billion	0.87%
Over $2 billion and up to $3 billion	0.84%
Over $3 billion	0.80%

Small Cap Value
Net Fund Assets	Fee

Up to $1 billion	0.85%
Over $1 billion and up to $2 billion	0.83%
Over $2 billion and up to $3 billion	0.80%
Over $3 billion	0.76%

On April 15, 2010, Ivy Funds VIP International Value ceased to be sub-advised; on April 1, 2010 Ivy Funds VIP Mortgage Securities merged into Ivy Funds VIP Bond and Ivy Funds VIP Small Cap Value ceased to be sub-advised; on April 30, 2010, Ivy Funds VIP International Value changed its name to Ivy Funds VIP International Core Equity; Amended and Effective May 22, 2013 with respect to addition of Ivy Funds VIP Pathfinder Moderate–Managed Volatility, Ivy Funds VIP Pathfinder Moderately Aggressive–Managed Volatility and Ivy Funds VIP Pathfinder Moderately Conservative–Managed Volatility.